UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2016

IDdriven, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-197094	46-4724127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13355 Moss Rock Dr., Auburn, CA 95602
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code 415-226-7773

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01             Changes in Registrant's Certifying Accountant.

(a)  Prior independent registered public accounting firm

On March 23, 2016, the Board of Directors of IDdriven, Inc. (the “Company”) approved the dismissal of its independent registered public accounting firm Sadler, Gibb & Associates, LLC (“Sadler Gibb”) who was the Company’s previous independent registered public accounting firm. The Company informed Sadler Gibb of its dismissal on March 23, 2016. The decision to dismiss Sadler Gibb was a result of the Company’s merger with Insight Innovators, B.V. (“Insight”)  and became effective as of the date of notification of dismissal and was approved by the Company’s Board of Directors. Sadler Gibb did not resign or decline to stand for re-election. Sadler Gibb audited the Company’s financial statements for the fiscal years ended February 28, 2015 and 2014.

The reports of Sadler Gibb on the Company’s financial statements for the fiscal years ended February 28, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, nor was either such report qualified or modified as to uncertainty, audit scope, or accounting principles, except that both such reports raised substantial doubts on our ability to continue as a going concern as a result of the Company’s losses from operations and accumulated deficit.

During the Company’s two most recent fiscal years and through the date of resignation, (a) the Company had no disagreements with Sadler Gibb on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement if not resolved to the satisfaction of Sadler Gibb would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (b) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Sadler Gibb with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree.  A copy of the letter provided by Sadler Gibb is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) New independent registered public accounting firm

On March 23, 2016, our Board of Directors ratified and approved the engagement of RBSM LLP (“RBSM”) as our independent registered public accounting firm and RBSM was engagement was effective as of March 23, 2016. During the Company’s two most recent fiscal years ended February 28, 2015 and 2014 and from March 1, 2015 through March 23, 2016, neither the Company nor anyone on its behalf consulted RBSM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided to the Company that RBSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable event as defined in Regulation S-K, Item 304(a)(1)(iv) and Item 304(a)(1)(v), except that RBSM was engaged by Insight to perform an audit of Insight which the Company acquired as previously disclosed above. In approving the selection of RBSM as the Company’s independent registered public accounting firm, the Company’s Board of Directors considered these services previously provided by RBSM and concluded that such services would not adversely affect the independence of RBSM.

Item 9.01.              Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

16.1	Letter of Sadler, Gibb & Associates, LLC dated March 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDdriven, Inc.

Date: March 25, 2016	By:	/s/Arend D. Verweij
Arend D. Verweij, Chief Executive Officer

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